Exhibit 5.2

787 Seventh Avenue
New York, NY 10019-6099 Tel: 212 728 8000 Fax: 212 728 8111

November 10, 2011

Teva Pharmaceutical Industries Limited

5 Basel Street

P.O. Box 3190

Petach Tikva 49131

Israel

Teva Pharmaceutical Finance IV, LLC

c/o Teva Pharmaceuticals USA, Inc.

1090 Horsham Road

North Wales, Pennsylvania 19454

Teva Pharmaceutical Finance Company B.V.

Schottegatweg Oost 29D

Curaçao

Teva Pharmaceutical Finance IV B.V.

Schottegatweg Oost 29D

Curaçao

Ladies and Gentlemen:

We have acted as U.S. counsel to Teva Pharmaceutical Industries Limited, an Israeli corporation (the “Guarantor”), Teva Pharmaceutical Finance IV, LLC, a limited liability company organized under the laws of Delaware and an indirect, wholly owned subsidiary of the Guarantor (“Teva LLC”), Teva Pharmaceutical Finance Company B.V., a private limited liability company organized under the laws of Curaçao and an indirect, wholly owned subsidiary of the Guarantor (“Teva BV”), and Teva Pharmaceutical Finance IV B.V., a private limited liability company organized under the laws of Curaçao and an indirect, wholly owned subsidiary of the Guarantor (“Teva IV BV” and, together with Teva LLC and Teva BV, the “Issuers”), in connection with:

(1)	the issuance and sale by Teva LLC of $200,000,000 in aggregate principal amount of its Floating Rate Senior Notes due 2013 (the “Teva LLC Floating Rate Notes”);

(2)	the issuance and sale by Teva BV of $1,100,000,000 in aggregate principal amount of its Floating Rate Senior Notes due 2013 (the “Teva BV Floating Rate Notes” and, together with the Teva LLC Floating Rate Notes, the “Floating Rate Notes”);

Teva Pharmaceutical Industries Limited

Teva Pharmaceutical Finance IV, LLC

Teva Pharmaceutical Finance Company B.V.

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November 10, 2011

(3)	the issuance and sale by Teva LLC of $1,000,000,000 in aggregate principal amount of its 1.700% Senior Notes due 2014 (the “2014 Notes”);

(3)	the issuance and sale by Teva BV of $950,000,000 in aggregate principal amount of its 2.400% Senior Notes due 2016 (the “2016 Notes”);

(4)	the issuance and sale by Teva BV of $875,000,000 in aggregate principal amount of its 3.650% Senior Notes due 2021 (the “Teva BV 2021 Notes”);

(6)	the issuance and sale by Teva IV BV of $875,000,000 in aggregate principal amount of its 3.650% Senior Notes due 2021 (the “Teva IV BV 2021 Notes,” and together with the Floating Rate Notes, the 2014 Notes, the 2016 Notes, and the Teva BV 2021 Notes, the “Notes”); and

(7)	the Guarantor’s unconditional guarantees of the Notes (the “Guarantees”).

The Teva LLC Floating Rate Notes and the 2014 Notes are to be issued pursuant to a Senior Indenture, dated as of November 10, 2011, as supplemented by a First Supplemental Senior Indenture, dated as of November 10, 2011, by and among Teva LLC, the Guarantor and The Bank of New York Mellon, as trustee (the “Trustee”) (the “Teva LLC Indenture”). The Teva BV Floating Rate Notes, the 2016 Notes and the Teva BV 2021 Notes are to be issued pursuant to a Senior Indenture, dated as of November 10, 2011, as supplemented by a First Supplemental Senior Indenture, dated as of November 10, 2011, by and among Teva BV, the Guarantor the Trustee (the “Teva BV Indenture”). The Teva IV BV 2021 Notes are to be issued pursuant to a Senior Indenture, dated as of November 10, 2011, as supplemented by a First Supplemental Senior Indenture, dated as of November 10, 2011, by and among Teva IV BV, the Guarantor and the Trustee (the “Teva IV BV Indenture” and together with the Teva LLC Indenture and the Teva BV Indenture, the “Indentures”).

In connection therewith, we have examined (a) the Registration Statement on Form F-3 (File No. 333-155927) filed by the Guarantor, Teva IV LLC and certain other registrants with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), on December 4, 2008 (the “Original Registration Statement”), (b) Post-Effective Amendment No. 1 to such Registration Statement on Form F-3 filed by Teva, Teva LLC, Teva IV BV and certain other registrants with the Commission under the Securities Act on July 29, 2011, (c) Post-Effective Amendment No. 2 to such Registration Statement on Form F-3 filed by Teva, the Issuers and certain other registrants with the Commission under the Securities Act on August 25, 2011 (the Original Registration Statement, as amended by such Post-Effect Amendments, the “Registration Statement”), (d) the prospectus of the Guarantor, Teva LLC, and certain other registrants dated December 4, 2008, as supplemented on August 25, 2011, as further supplemented by a prospectus supplement, dated November 7, 2011, relating to the Notes, as filed in final form with the Commission on November 8, 2011, pursuant to Rule

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November 10, 2011

424(b) under the Securities Act (the “Prospectus”), (e) the Indentures, and (f) the certificate of formation and operating agreement of Teva LLC and certified resolutions of the board of managers of Teva LLC, as well as such other materials as we have deemed necessary as a basis for the opinions expressed herein. Insofar as the opinions expressed herein involve factual matters, we have relied (without independent factual investigation), to the extent we deemed proper or necessary, upon certificates of, and other communications with, officers and employees of the Issuers and the Guarantor and upon certificates of public officials.

In making the examinations described above, we have assumed the genuineness of all signatures, the capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such documents.

Our opinions set forth herein are based upon our consideration of only those statutes, rules and regulations which, in our experience, are normally applicable to issuers of securities of the same nature as the Notes.

The opinions expressed herein are limited to matters governed by the federal laws of the United States of America, the laws of the State of New York and the Delaware Limited Liability Company Act, and we express no opinion with respect to the laws of any other country, state or jurisdiction.

Based upon and subject to the foregoing, we are of the opinion that:

(i) Teva LLC has all necessary limited liability company right, power and authority to execute and deliver the LLC Indenture and to perform its obligations thereunder and to issue the LLC Notes thereunder.

(ii) The Teva LLC Indenture has been duly authorized by Teva LLC, and (assuming due authorization by the Trustee and the Guarantor) when duly executed and delivered by Teva LLC, the Trustee and the Guarantor, will constitute a legally valid and binding agreement of Teva LLC and the Guarantor enforceable against Teva LLC and the Guarantor in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, subject to general principles of equity and to limitations on availability of equitable relief, including specific performance (regardless of whether such enforceability is considered in a proceeding in equity or at law) or by an implied covenant of good faith and fair dealing.

(iii) The Teva BV Indenture (assuming due authorization by Teva BV, the Trustee and the Guarantor), when duly executed and delivered by Teva BV, the Trustee and the Guarantor, will constitute a legally valid and binding agreement of Teva BV and

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Teva Pharmaceutical Finance Company B.V.

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November 10, 2011

the Guarantor enforceable against Teva BV and the Guarantor in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, subject to general principles of equity and to limitations on availability of equitable relief, including specific performance (regardless of whether such enforceability is considered in a proceeding in equity or at law) or by an implied covenant of good faith and fair dealing.

(iv) The Teva IV BV Indenture (assuming due authorization by Teva IV BV, the Trustee and the Guarantor), when duly executed and delivered by Teva IV BV, the Trustee and the Guarantor, will constitute a legally valid and binding agreement of Teva IV BV and the Guarantor enforceable against Teva IV BV and the Guarantor in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, subject to general principles of equity and to limitations on availability of equitable relief, including specific performance (regardless of whether such enforceability is considered in a proceeding in equity or at law) or by an implied covenant of good faith and fair dealing.

(v) The Teva LLC Floating Rate Notes and the 2014 Notes have been duly authorized by Teva LLC, and (assuming the due authorization of the Guarantees thereof by the Guarantor and their authentication by the Trustee) when they have been duly executed, issued and delivered, will constitute legally valid and binding obligations of Teva LLC, entitled to the benefits of Teva LLC Indenture and enforceable against Teva LLC in accordance with their respective terms except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, subject to general principles of equity and to limitations on availability of equitable relief, including specific performance (regardless of whether such enforceability is considered in a proceeding in equity or at law) or by an implied covenant of good faith and fair dealing.

(vi) The Floating Rate Notes, the 2016 Notes and the Teva BV 2021 Notes (assuming due authorization thereof by Teva BV and the due authorization of the Guarantees thereof by the Guarantor and their authentication by the Trustee), when they have been duly executed, issued and delivered, will constitute legally valid and binding obligations of Teva BV, entitled to the benefits of the Teva BV Indenture and enforceable against Teva BV in accordance with their respective terms except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, subject to general principles of equity and to limitations on availability of equitable relief, including specific performance (regardless of whether such enforceability is considered in a proceeding in equity or at law) or by an implied covenant of good faith and fair dealing.

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November 10, 2011

(vii) The Teva IV BV 2021 Notes (assuming due authorization thereof by Teva IV BV and the due authorization of the Guarantee thereof by the Guarantor and their authentication by the Trustee), when they have been duly executed, issued and delivered, will constitute legally valid and binding obligations of Teva IV BV, entitled to the benefits of the Teva IV BV Indenture and enforceable against Teva IV BV in accordance with their terms except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, subject to general principles of equity and to limitations on availability of equitable relief, including specific performance (regardless of whether such enforceability is considered in a proceeding in equity or at law) or by an implied covenant of good faith and fair dealing.

(viii) The Guarantees, assuming due authorization, execution and delivery by the Guarantor, will constitute the legally valid and binding obligations of the Guarantor, entitled to the benefit of the Indentures and enforceable against the Guarantor in accordance with their terms except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, subject to general principles of equity and to limitations on availability of equitable relief, including specific performance (regardless of whether such enforceability is considered in a proceeding in equity or at law) or by an implied covenant of good faith and fair dealing.

This opinion is being rendered solely in connection with the registration of the offering and sale of the Notes, pursuant to the registration requirements of the Securities Act. We hereby consent to the filing of this opinion as an exhibit to the Guarantor’s Current Report on Form 6-K, which is incorporated by reference into the Registration Statement and the Prospectus. By giving our consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations issued or promulgated thereunder.

Very truly yours,

/s/ Willkie Farr & Gallagher LLP